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                                                                    EXHIBIT 4(c)



                     FIRST SUPPLEMENTAL INDENTURE, dated as of March 18, 1994,
                 to the Indenture dated as of June 15, 1992 (hereinafter the "Original Indenture"), between Olin Corporation, a corporation duly organized and existing under the laws of the Commonwealth of Virginia (hereinafter referred to as the "Company"), and Chemical Bank, a corporation duly organized and existing under the laws of the State of New York (hereinafter referred to as the "Trustee").

         WHEREAS, the Company and the Trustee entered into the Original Indenture providing for the creation, execution, authentication and delivery of certain Debt Securities of the Company;

         WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture in order to supplement and amend the Original Indenture, by amending and adding certain provisions thereof, to facilitate the issuance of medium-term Debt Securities and to permit the Company to require, if it shall so elect, that the Debt Securities of any series be issued, in whole or part, in the form of one or more Global Securities;

         WHEREAS, Section 10.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Original Indenture for the purpose, inter alia, of making such other provisions as shall not adversely affect the interests of any holders of outstanding Debt Securities.

         WHEREAS, the Company and the Trustee are desirous of entering into this First Supplemental Indenture for the purposes set forth in Section 10.01 of the Original Indenture as referred to above; and

         WHEREAS, all acts and things necessary to constitute this First Supplemental Indenture a valid, binding and legal instrument of the Company have been done and performed by the Company, and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized by the Company, and the Company, in the exercise of legal right and power in it vested, executes this First Supplemental Indenture.
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         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises and the covenants herein contained and the purchase and acceptance of the Debt Securities issued hereunder by the Holders thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

         Except as otherwise defined in or amended by this First Supplemental Indenture, the capitalized words and terms used herein shall have the respective meanings set forth in the Original Indenture.

                                  ARTICLE TWO

                    MODIFICATIONS OF THE ORIGINAL INDENTURE

         A. Section 1.01 of the Original Indenture is amended to add new definitions thereto, in the appropriate alphabetical sequence, as follows:

"Depositary:

                 The term "Depositary" shall mean, unless otherwise specified by the Company pursuant to either Section 2.03 or 2.15, with respect to Debt Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulations."

"Global Security:

                 The term "Global Security" shall mean with respect to any series of Debt Securities issued hereunder, a Debt Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and any indentures supplemental hereto, or resolution of the Board of Directors and set forth in an Officer's Certificate, which shall be registered in the name of the Depositary or its nominee and which shall
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         represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Debt Securities of such series or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest."

         B. Section 2.03 of the Original Indenture is amended to (i) redesignate paragraph (13) as paragraph (14) and (ii) add a new paragraph (13) as follows:

                 "(13) If the Debt Securities of the series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Debt Securities in definitive registered form; and the Depositary for such Global Security or Securities; and"

         C.      Article Two of the Original Indenture is amended to add a new
Section 2.15, which reads in its entirety as follows:

                 SECTION 2.15. Securities Issuable in the Form of a Global Security. (a) If the Company shall establish pursuant to Sections
         2.01 and 2.03 that the Debt Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 2.05, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Debt Securities of such series to be represented by such Global Security or Securities, or such portion thereof as the Company shall specify in an Officer's Certificate, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee or its agent to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: 'Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor
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                                      -4-

         Depositary, or such other legend as may then be required by the Depositary for such Global Security or Securities.

                 (b)      Notwithstanding any other provision of this Section
         2.15 or of Section 2.07 to the contrary, and subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for definitive Debt Securities in registered form, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.07, only by the Depositary to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or a nominee of the Depositary to a successor Depositary for such Global Security selected or approved by the Company, or to a nominee of such successor Depositary.

                 (c)      (i)     If at any time the Depositary for a Global
         Security or Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or Securities or if at any time the Depositary for the Debt Securities for such series shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security or Securities. If a successor Depositary for such Global Security or Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a written order of the Company signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary for the authentication and delivery of individual Debt Securities of such series in exchange for such Global Security, will authenticate and deliver, individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security or Securities.

                 (ii) The Company may at any time and in its sole discretion determine that the Debt Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities.
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                                      -5-

         In such event the Company will execute, and the Trustee, upon receipt of a written order of the Company, signed by its Chairman of the Board or any Vice Chairman or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or Assistant Secretary, for the authentication and delivery of individual Debt Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Debt Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such series or portion thereof in exchange for such Global Security or Securities.

                 (iii) If specified by the Company pursuant to Sections 2.01 and 2.03 with respect to Debt Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Debt Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent upon receipt of a written order by the Company, signed by its Chairman of the Board or any Vice Chairman or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or Assistant Secretary, for the authentication and delivery of definitive Debt Securities of such series shall authenticate and deliver, without service charge, (1) to each person specified by such Depositary a new Debt Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such person in aggregate principal amount equal to and in exchange for such person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

                 (iv) In any exchange provided for in any of the preceding three paragraphs, the Company will execute and the Trustee or its agent will authenticate and deliver individual Debt Securities in definitive registered form in authorized denominations. Upon the
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         exchange of the entire principal amount of a Global Security for individual Debt Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the preceding paragraph, Debt Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Registrar. The Trustee or the Registrar shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered."

         D. The first paragraph of Section 2.07 of the Original Indenture is amended to add the words "Subject to Section 2.15," before the word "Upon" in the third sentence of such paragraph.

         E. The third paragraph of Section 2.07 of the Original Indenture is amended to add the words "Subject to Section 2.15," before the word "Debt" in the second sentence of such paragraph.

         F. The following paragraph is added at the end of Section 2.07 of the Original Indenture:

                 "None of the Company, the Trustee, any agent of the Trustee, any paying agent or any Registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests."

         G.      Article Two of the Original Indenture is amended to add a new
Section 2.16 which reads in its entirety as follows:

                 "Section 2.16. Medium-term Securities. Notwithstanding any contrary provision herein, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers' Certificate, resolutions of the Board of Directors, supplemental indenture, Opinion of Counsel or written order or any other document otherwise required pursuant to Sections 2.01, 2.03, 2.05 or 14.05 at or prior to the time of authentication of each Debt Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication
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         upon original issuance of the first such Debt Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Debt Securities of such series upon original issuance shall constitute a representation and warranty by the Company that as of the date of such request, the statements made in the Officers' Certificate delivered pursuant to Section 2.05 or
         14.05 shall be true and correct as if made on such date and that the Opinion of Counsel delivered at or prior to such time of authentication of an original issuance of Debt Securities shall specifically state that it shall relate to all subsequent issuances of Debt Securities of such series that are identical to the Debt Securities issued in the first issuance of Debt Securities of such series.

                 A written order of the Company signed by its Chairman of the Board or its President or a Vice President and by its Treasurer or its Controller or its Secretary or an Assistant Treasurer or an Assistant Controller or an Assistant Secretary, delivered by the Company to the Trustee in the circumstances set forth in the preceding paragraph may provide that Debt Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the telephonic or written order of persons designated in such written order (any such telephonic instructions to be promptly confirmed in writing by such person) and that such persons are authorized to determine, consistent with the Officers' Certificate, supplemental indenture or resolution of the Board of Directors relating to such written order, such terms and conditions of said Securities as are specified in such Officers' Certificate, supplemental indenture or such resolution."

         H.      Article Five of the Original Indenture is amended to add a new
Section 5.05 which reads in its entirety as follows:

                 "SECTION 5.05. Record Dates for Action by Holders. If the Company shall solicit from the holders of Debt Securities of any series any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), the Company may, at its option, by resolution of its Board of Directors, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Company
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shall have no obligation to do so.  Any such record date shall be fixed at the
Company's discretion. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Debt Securities of such series Outstanding have authorized or agreed or consented to such action, and for that purpose the Debt Securities of such series Outstanding shall be computed as of such record date."

         I. The fourth paragraph of Section 3.02 of the Original Indenture is amended to add the words "of like tenor and terms" after the words "than all the Debt Securities" and before the words "of any series" in the first sentence of such paragraph.

         J. The fourth paragraph of Section 3.02 of the Original Indenture is further amended to add, after that last sentence of such paragraph, the following:

                 "If less than all the Debt Securities of unlike tenor and terms of a series are to be redeemed, the particular Debt Securities to be redeemed shall be selected by the Company."

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         A. The Original Indenture, as amended and modified by this First Supplemental Indenture, hereby is in all respects ratified, confirmed and approved.

         B. This First Supplemental Indenture shall be construed in connection with and as part of the Original Indenture.

         C. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         D. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.
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         E.      This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         Chemical Bank hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

         IN WITNESS WHEREOF, OLIN CORPORATION has caused this First Supplemental Indenture to be duly signed and acknowledged by its Vice President and Treasurer thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and CHEMICAL BANK caused this First Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Senior Trust Officers or Trust Officers.

                                OLIN CORPORATION




                       By      /s/ J. M. Pierpont
                           ---------------------------
                                 J. M. Pierpont
                          Vice President and Treasurer

SEAL

Attest:

/s/ Joseph P. Lacerenza
- ---------------------------------
    Assistant Secretary


                                 CHEMICAL BANK


                    By  /s/ Erica J. Scherz
                        --------------------------------
                            Assistant Vice President


SEAL

Attest:

/s/ L. O'Brien
- ---------------------------------
    Assistant Secretary